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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 22, 2005 relating to the consolidated financial statements of AmCOMP Incorporated appearing in the Prospectus, which is part of this Registration Statement, and to the Financial Statement Schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Summary Historical Consolidated Financial Data", "Selected Historical Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
September 12, 2005